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                                                                  Exhibit (1)(c)

                             ARTICLES SUPPLEMENTARY

                                       OF

                              THE ARCH FUND, INC.


   THE ARCH FUND, INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

   FIRST:   Pursuant to Section 2-208 of the Maryland General Corporation Law,
the Board of Directors of the Corporation has reclassified 40,000,000 shares of Class A Common Stock (par value One Mill ($.001) per share) as Class C Common Stock, 40,000,000 shares of Class B Common Stock (par value One Mill ($.001) per share) as Class D Common Stock, and 40,000,000 shares of Class B Common Stock (par value One Mill ($.001) per share) as Class E Common Stock, pursuant to the following resolutions adopted at regular meetings of the Board of Directors of the Corporation held on June 16, 1987 and September 15, 1987:

        RESOLVED, that pursuant to Article VI of the Articles of Incorporation of the Corporation (the "Charter"), 40,000,000 shares currently classified as Class A Common Stock (of the par value of One Mill ($.001) per share and of the aggregate par value of Forty Thousand Dollars ($40,000)), be, and hereby are reclassified into a third class of shares of capital stock and designated as Class C Common Stock;

        FURTHER RESOLVED, that pursuant to Article VI of the Charter, 40,000,000 shares currently classified as Class B Common Stock (of the par value of One Mill ($.001) per share and of the aggregate par value of Forty Thousand Dollars ($40,000)) be, and hereby are reclassified into a fourth class of shares of capital stock and designated as Class D Common Stock;

        FURTHER RESOLVED, that pursuant to Article VI of the Charter, 40,000,000 shares currently classified as Class B Common Stock (of the par value of One Mill ($.001) per share and of the aggregate par value of Forty Thousand Dollars ($40,000)) be, and hereby are, reclassified into a fifth class of shares of capital stock and designated as Class E Common Stock;

        FURTHER RESOLVED, that each share of Class C Common Stock, each share of Class D Common Stock, and each share of





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    Class E common Stock shall have all of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption that are set forth in the Charter with respect to its shares of capital stock; and

        FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and empowered to execute, seal, and deliver any and all documents, instruments, papers, and writings, including but not limited to Articles Supplementary to be filed with the State Department of Assessments and Taxation of Maryland, and to do any and all other acts, in the name of the Corporation and on its behalf, as may be necessary or desirable in connection with or in furtherance of the foregoing resolutions.

    SECOND:  The shares of Class C Common Stock, Class D Common Stock and
Class E Common Stock of the Corporation classified pursuant to the resolutions set forth in Article FIRST of these Articles Supplementary have been classified by the Corporation's Board of Directors under the authority contained in the Charter of the Corporation.

        IN WITNESS WHEREOF, THE ARCH FUND, INC., has caused these presents to be signed in its name and on behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary on this 22nd day of December, 1987.


            THE ARCH FUND, INC.


[SEAL]           By: /s/ Jerry V. Woodham
              Jerry V. Woodham
              Chairman of the Board
               and President


ATTEST:


/s/ W. Bruce McConnel, III
W. Bruce McConnel, III
Secretary






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                                  CERTIFICATE
                                  -----------

   THE UNDERSIGNED, Chairman of the Board and President of THE ARCH FUND, INC., who executed on behalf of said Corporation the attached Articles Supplementary of said Corporation, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the attached Articles Supplementary to be the corporate act of said Corporation, and certifies that to the best of his knowledge, information and belief the matters and facts set forth in the attached Articles Supplementary with respect to authorization and approval are true in all material respects, under the penalties for perjury.


Date:  December 22, 1987                /s/ Jerry V. Woodham
                                        ----------------------
                                        Jerry V. Woodham
                                        Chairman of the Board
                                             and President